                                                                   EXHIBIT 10.26

                              SHAREHOLDER AGREEMENT

                                   dated as of

                               September 24, 1999

                                 by and between

                        KHANTY MANSIYSK OIL CORPORATION,

                     BRUNSWICK FITZGIBBONS TRUST COMPANY LLC

                      ENTERPRISE OIL OVERSEAS HOLDINGS LTD

                                       and

                         ENTERPRISE OIL EXPLORATION LTD

            SHAREHOLDER AGREEMENT, dated as of September 24, 1999, by and between Khanty Mansiysk Oil Corporation, a Delaware corporation ("KMOC"), Brunswick Fitzgibbons Trust Company LLC, a Delaware limited liability company ("BFTC"), Enterprise Oil Overseas Holdings Ltd. ("Enterprise Holdings"), a company organized and existing under the laws of England and Wales and a wholly-owned subsidiary of Enterprise Oil plc, a public company organized and existing under the laws of England and Wales (the "Parent"), and Enterprise Oil Exploration Ltd., a public company organized and existing under the laws of England and Wales, a wholly-owned subsidiary of the Parent ("Enterprise Exploration").

            WHEREAS, KMOC and Enterprise Exploration are parties to a Note Purchase Agreement (the "Note Purchase Agreement"), dated as of December 17, 1998, pursuant to which KMOC, in exchange for a US$ 5,000,000 capital investment by Enterprise Exploration, issued to Enterprise Exploration one or more notes (the "Notes"), convertible into fully paid and non-assessable shares of common stock of KMOC, no par value, at a conversion price of US$ 450.00 per share, which equates to a conversion ratio of 2.222 shares per US $1,000 principal amount of the Notes, all upon the terms and conditions set forth in the Note Purchase Agreement;

            WHEREAS, KMOC, BFTC and Enterprise Exploration have entered into a Shareholder Agreement (the "Original Shareholder Agreement"), dated as of December 17, 1998, concerning certain matters relating to Enterprise Explorations ownership and disposition of any shares of common stock, no par value, of KMOC acquired by Enterprise Exploration pursuant to its exercise of its conversion rights with respect to the Notes or by any other means subsequent to December 17, 1998 (collectively, the "Conversion Shares");

            WHEREAS, KMOC and Enterprise Holdings are parties to a Share Purchase Agreement (the "Purchase Agreement"), dated as of September 24, 1999, pursuant to which KMOC, in exchange for a payment by Enterprise Holdings of US$ 20,000,000 (Twenty Million United States Dollars), agrees to sell, and Enterprise Holdings agrees to purchase, 40,000 (Forty Thousand) shares of common stock of KMOC, no par value (the "Additional Shares"), at a purchase price of US$ 500.00 (Five Hundred United States Dollars) per share, all upon the terms and conditions set forth in the Purchase Agreement; and

            WHEREAS the parties hereto wish to terminate the Original Shareholder Agreement as of the effective date of this Shareholder Agreement and set forth their agreement concerning certain matters relating to Enterprise Exploration's ownership and disposition of the Conversion Shares and Enterprise Holding's ownership and disposition of the Additional Shares or any other shares of common stock of KMOC acquired by either Enterprise Holdings or Enterprise Exploration (or any other wholly-owned subsidiary of Parent which executes a counterpart to this Agreement) by any other means subsequent to the Effective Date, unless otherwise agreed in writing by the Parties hereto, (collectively, the "Shares").

            NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   Definitions

            SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

            An "affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the definition of affiliate, "control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

            "Applicable Law" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

            A Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

            "best efforts" with respect to any action subject to such a best efforts obligation shall mean all efforts to take such action as may be taken in a commercially reasonable manner.

            "BFTC" shall mean Brunswick Fitzgibbons Trust Company LLC, a Delaware limited liability company.

            "Change of Control" with respect to KMOC shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (i) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the KMOC Voting Securities or (ii) otherwise obtains control of KMOC.

            "Demand" has the meaning set forth in Section 6.2(a).

            "Drag Along Sale" shall have the meaning set forth in Section 4.1.

            "Drag Along Notice" shall have the meaning set forth in Section 4.2.

            "Drag Along Purchaser" shall have the meaning set forth in Section 4.1.

            "Drag Along Sellers" shall have the meaning set forth in Section
4.1.

            "Effective Date" means the date of the closing of the transactions contemplated by the Purchase Agreement.

            "Enterprise Director" shall have the meaning set forth in Section 8.1(a).

            "Enterprise Exploration" has the meaning set forth in the recitals to this Agreement.

            "Enterprise Holdings" has the meaning set forth in the recitals to this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "First Offer Price" has the meaning set forth in Section 3.2(a).

            "fully diluted" or "on a fully diluted basis" means, with respect to any securities, the number of such securities outstanding assuming the exercise, exchange or conversion, as the case may be, of all rights, options, warrants, notes or other securities exercisable or exchangeable for or convertible into such securities, provided that, except for stock options granted under KMOC's management/employee stock option plan, the consideration required for the exercise, exchange or conversion has been contributed to the Company as of the date of the relevant calculation.

            "Governmental Approval" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

            "Governmental Authority" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

            A "group" has the meaning set forth in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

            "Indemnified Person" has the meaning set forth in Section 6.5(a).

            "Initial Public Offering" means the initial public offering of KMOC Common Stock.

            "KMOC" has the meaning set forth in the recitals to this Agreement.

            "KMOC Board" means the board of directors of KMOC.

            "KMOC Common Stock" means common stock, no par value, of KMOC.

            "KMOC Voting Securities" means KMOC Common Stock and any other issued and outstanding securities of KMOC generally entitled to vote in the election of directors of KMOC.

            "Note(s)" has the meaning set forth in the recitals to this Agreement.

            "Note Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

            "Offered Shares" has the meaning set forth in Section 3.2 (a).

            "Other KMOC Holders" means the holders of the Other KMOC Shares.

            "Other KMOC Shares" means securities of KMOC not held by a Shareholder.

            "Participating Seller" shall have the meaning set forth in Section 5.2.

            "Permitted Transferee" has the meaning set forth in Section 3.1(c).

            "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

            "Proposed Issuance" has the meaning set forth in Section 7.1.

            "Public Offering" means any offering of stock registered under the Securities Act.

            "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

            "Response Period" has the meaning set forth in Section 3.2(b).

            "Sale" shall have the meaning set forth in Section 5.1.

            "Sale Percentage" shall have the meaning set forth in Section 5.1
(a).

            "SEC" means the Securities and Exchange Commission or any successor governmental entity.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Selling Holder" has the meaning set forth in Section 5.1.

            "Senior Financing" means the US$ 55,000,000 financing conducted by KMOC as of October 10,1997 with the investors listed on Exhibit E to the Note Purchase Agreement.

            "Shares" has the meaning set forth in the recitals to this Agreement.

            "Shareholder" means Enterprise Holdings or Enterprise Exploration at such time as Enterprise Holdings or Enterprise Exploration Beneficially Owns Shares or any Permitted Transferee thereof that holds Shares.

            "Tag Along Notice" shall have the meaning set forth in Section 5.1.

            "Tag Along Offeree" shall have the meaning set forth in Section 5.1.

            "Tag Along Purchase" shall have the meaning set forth in Section 5.1(a).

            "Third Party Offer" means a bona fide offer to enter into a transaction by a Person other than the Shareholders or any of their respective affiliates or any other Person acting on behalf of the Shareholders or any of the Shareholders' respective affiliates which would result in a Change of Control of KMOC or a transfer of all or substantially all of the assets of KMOC.

            "Transfer" has the meaning set forth in Section 3.1.

            "Transfer Notice" has the meaning set forth in Section 3.2(a).

            "Warrants" has the meaning set forth in Section 7.1.

            "Wholly Owned Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, 100% of the voting shares or other similar interests.

                                   ARTICLE II.
                               Third Party Offers

            SECTION 2.1 Third Party Offers. If, prior to the tenth anniversary of the Effective Date, KMOC becomes the subject of a Third Party Offer that is
(a) approved by a majority of the KMOC Board and (b) supported by the holders of a majority of the KMOC Voting Securities (i) in the event of a Third Party Offer, the consummation of which does not require action by the holders of the KMOC Voting Securities, that have taken a position on such transaction, other than the Shareholders, or (ii) in the event of a Third Party Offer, the consummation of which requires action of the holders of KMOC Voting Securities, whether at a meeting or by written consent, that have voted in favor of such Third Party Offer, other than the Shareholders, KMOC shall deliver a written notice to the Shareholders, briefly describing the material terms of such Third Party Offer, and if it is a condition of the Third Party Offer that the Shares be included in the sale, the Shareholders shall, within ten business days after receipt of such notice, either (x) offer to acquire all or substantially all of the assets of KMOC or the Other KMOC Shares, as the case may be, on terms at least as favorable to the Other KMOC Holders as those contemplated by such Third Party Offer or (y) confirm in writing that it will support, and at the appropriate time support, such Third Party Offer, including by voting and causing each of the Shareholders to vote all Shares Beneficially Owned by such Shareholder eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each of the Shareholders to tender or sell all of the Shares Beneficially Owned by it to the Person making such Third Party Offer on the same terms as the Third Party Offer. For purposes of
(b)(i) of the foregoing sentence of this Section 2.1, in order to determine whether a Third Party Offer is supported by other holders of KMOC Voting Securities, KMOC may use any reasonable method, taking into account confidentiality concerns, including engaging the services of a proxy solicitor or similar firm. The notice referred to in the first sentence of this Section
2.1 shall be delivered promptly after the approval of the Third Party Offer by the KMOC Board and the determination of the support by the holders of a majority of the KMOC Voting Securities who have taken a position on such transaction or the approval by the holders of a majority of the KMOC Voting Securities that have voted in favor of such Third Party Offer, as the case may be.

                                  ARTICLE III.
                              Transfer Restrictions

            SECTION 3.1 Restrictions. Except in connection with (i) a Third Party Offer as provided in Section 2.1, (ii) a registered Public Offering pursuant to Article VI, (iii) tag-along rights pursuant to Article V hereof or
(iii) drag-along rights pursuant to Article IV hereof, no Shareholder shall, sell, pledge, assign, grant a participation interest in, encumber or otherwise transfer or dispose of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise (each, a "Transfer") without the prior written consent of KMOC, which shall not be unreasonably withheld, except in accordance with one of the following:

            (a) subject to compliance with the provisions of Section 3.2 and
Article V hereof, pursuant to a Transfer to any one Person or group in an amount less than 5% (Five Percent) of outstanding securities of any class of KMOC; provided, however, that the aggregate of such Transfers made by the Shareholders as a group in any one year shall not exceed 10% (Ten Percent) of the outstanding securities of any class of KMOC;

            (b) pursuant to a merger, consolidation or other business combination involving the Shareholder or the Parent, where the Shareholder or the Parent, as the case may be, is not the surviving entity, or a sale of all or substantially all of the Shareholder's or the Parent's assets; provided, however, that the surviving or purchasing entity agrees to be bound by the terms of this Agreement; or

            (c) pursuant to a Transfer of Shares by the Shareholder to a Wholly Owned Subsidiary, from a Wholly Owned Subsidiary of the Shareholder to the Shareholder or between Wholly Owned Subsidiaries of the Shareholder (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such Transfer, the Shareholder shall have provided KMOC with written notice of such proposed Transfer at least 15 days prior to consummating such Transfer (except in the event of a Transfer following the delivery of a notice of a Third Party Offer, in which case at least 5 days prior to consummating such Transfer) stating the name and address of the Permitted Transferee and the relationship between the Shareholder and the Permitted Transferee, and the Permitted Transferee shall have executed a copy of this Agreement as a shareholder of KMOC. If any Permitted Transferee to whom Shares have been Transferred pursuant to this Section 3.1 by the Shareholder ceases to be a Permitted Transferee, such Shares shall be Transferred back to the Shareholder immediately prior to the time such Person ceases to be a Permitted Transferee of the Shareholder. The Shareholder and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

            SECTION 3.2 KMOC Right of First Offer.

            (a) If a Shareholder desires to transfer any Shares to any Person other than pursuant to the provisions of Sections 2.1, 3.1(b) or 3.1(c) or
Article VI, the Shareholder shall first give written notice (a "Transfer Notice") to that effect to KMOC containing (i) the number of Shares proposed to be transferred (the "Offered Shares"), and (ii) the purchase price (the "First Offer Price") which the Shareholder proposes to be paid for the Offered Shares.

            (b) KMOC shall have a period of 30 days after the date of receipt of the Transfer Notice (the "Response Period") to accept the offer made pursuant to the Transfer Notice to purchase all, but not less than all, of the Offered Shares (on its own behalf or on the behalf of others) at the First Offer Price by delivering written notice of acceptance to the Shareholder within the Response Period.

            (c) If KMOC elects to purchase (on its behalf or on the behalf of others) all of the Offered Shares, the closing of the sale of the Offered Shares will be held at KMOC's principal office in New York on a date to be specified by KMOC which is not less than 10 days nor more than 60 days after the date of KMOC's election to purchase. At the closing, KMOC will deliver the consideration in accordance with the terms of the offer set forth in the Transfer Notice, and the Shareholder will deliver the Offered Shares to KMOC, duly indorsed for transfer, free and clear of all liens, claims and encumbrances.

            (d) If, at the end of the Response Period, KMOC has not given notice of its decision to purchase all of the Offered Shares, then the Shareholder shall be entitled for a period of 90 days beginning the day after the expiration of the Response Period to sell the Offered Shares at a price not lower than the First Offer Price and on terms not more favorable to the transferee than were contained in the Transfer Notice. Promptly after any sale pursuant to this
Section 3.2, the Shareholder shall notify KMOC of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as KMOC may request.

            (e) If, at the end of any such 90-day period provided for in this
Section 3.2, the Shareholder has not completed the sale of the Offered Shares, the Shareholder shall no longer be permitted to sell any of such Offered Shares pursuant to this Section 3.2 without again fully complying with the provisions of this Section 3.2 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

            (f) Notwithstanding the foregoing, in the event that KMOC fails to close the purchase of the Offered Shares on the date specified in its notice of acceptance, the Shareholder shall be entitled, for a period of 120 days from the closing date originally set by KMOC in its offer of acceptance, to sell the Offered Shares at any reasonably negotiated price to any third party without having to further comply with the provisions of this Section 3.2. However, in the event that KMOC's failure to close the purchase is due to an order, injunction or other similar mandate from a regulatory body of competent jurisdiction and KMOC is using its best efforts to cause such order, injunction or mandate, as the case may be, to not apply to the purchase of the Offered Shares then KMOC shall have until the earlier of (i) the expiration of 30 days from the closing date originally set by KMOC in its acceptance or (ii) such time as the order, injunction or mandate becomes final and non-appealable, in which to close the purchase of the Offered Shares before the provisions of the first sentence of this clause (f) become applicable.

            SECTION 3.3 Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHAREHOLDER AGREEMENT DATED SEPTEMBER 24, 1999. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

            SECTION 3.4 Compliance with Applicable Law, Etc. The exercise of the right of first offer set forth in Section 3.2 and the completion of any Transfer of Shares contemplated hereunder, including any Transfers under Section 3.1 (a),
(b) and (c), shall be subject to (a) compliance with Applicable Law and (b) the transferees (or in the case of Section 3.1(b), the surviving entity's) agreement in writing, in form and substance satisfactory to KMOC, to be bound by substantially similar representations and warranties and restrictions on Transfer applicable to the Shareholder contained in this Shareholder Agreement. If KMOC so requests with respect to any Transfer of the Shares, the transferor shall provide KMOC with an unqualified opinion of counsel that such Transfer may be effected without registration under the Securities Act and any applicable state securities laws. KMOC and the Shareholders shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the Shares pursuant to this Agreement. KMOC and the transferring Shareholder shall each bear its own costs and expenses in connection with obtaining any such Governmental Approvals.

            SECTION 3.5 Effect. Any purported transfer of securities that is inconsistent with the provisions of this Article III shall be null and void and of no force or effect and will not be registered on the stock transfer books of KMOC.

                                   ARTICLE IV
                                Drag Along Rights

            SECTION 4.1. Drag Along. During the period commencing on the Effective Date and ending on the later to occur of (i) the sixth anniversary of the Effective Date or (ii) the date of an Initial Public Offering, the Shareholder hereby agrees, if requested by BFTC, to participate on the same terms as BFTC in a Transfer to a person other than BFTC or any of BFTCs affiliates (or any person acting on behalf of such parties) (a "Drag Along Sale") of all of the KMOC Common Stock and rights to acquire KMOC Common Stock Beneficially Owned by BFTC and its affiliates to any Person not affiliated with BFTC (the "Drag Along Purchase") in the manner and on the terms set forth in this Article IV; provided, however, that (i) the amount of KMOC Common Stock being sold by BFTC and Other KMOC Holders (the "Drag Along Sellers") in the Drag Along Sale must aggregate, on a fully diluted basis, more than 50% of the outstanding KMOC Common Stock on a fully diluted basis in order to make a request to cause a Drag Along Sale pursuant to this Article IV and (ii) the sale price, if the Drag Along Sale takes place prior to an Initial Public Offering, is equal to at least US$ 500 per share of KMOC Common Stock.

            SECTION 4.2. Procedure. If BFTC elects to exercise its rights under this Article IV, a notice (the "Drag Along Notice") shall be furnished by BFTC to the Shareholders, The Drag Along Notice shall set forth the principal terms of the Drag Along Sale, the purchase price, the closing date and the name and address of the Drag Along Purchaser. If the Drag Along Sellers consummate the sale referred to in the Drag Along Notice, the Shareholders shall be bound and obligated to sell all of the shares of KMOC Common Stock and rights to acquire KMOC Common Stock (subject to Section 4.3 below) held by it and its affiliates in the Drag Along Sale on the same terms and conditions. If at the end of the 90th day following the date of the effectiveness of the Drag Along Notice, the Drag Along Sellers have not completed the Drag Along Sale, the Shareholders shall be released from their obligations under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a separate Drag Along Notice to have been furnished and the terms and provisions of this
Article IV separately complied with, in order to consummate such Drag Along Sale pursuant to this Article IV, unless the failure to complete such sale resulted from any failure by the Shareholders to comply in any material respect with the terms of this Article IV.

            SECTION 4.3. Enterprise Exploration Conversion Rights. If at the time of the receipt of the Drag Along Notice by Enterprise Exploration pursuant to Section 4.2 hereof, Enterprise Exploration is the holder of the Notes, then Enterprise Exploration shall be deemed to request, and the Company required to effect, the conversion of the Notes as set forth in Section 2.3 of the Note Purchase Agreement; provided, however, that after such conversion, Enterprise Exploration shall be bound by the provisions of this Article IV in respect of such Drag Along Sale.

                                   ARTICLE V.
                                Tag Along Rights

            SECTION 5.1 Tag Along Offer. If at any time prior to the Initial Public Offering, BFTC or the Shareholders and/or any of their respective affiliates (collectively, the "Selling Holder") desires to sell any KMOC Common Stock (i) representing more than 5% (Five Percent) of the outstanding shares of KMOC Common Stock to any one person in a single transaction or in a series of related transactions or (ii) representing more than 7.5% (Seven and One Half Percent) of the shares of KMOC Common Stock outstanding on a cumulative basis of all sales of KMOC Common Stock made by such Selling Holder subsequent to the Effective Date (but excluding sales which are subject to the preceding clause
(i) above), then prior to the consummation of such sale (a "Sale"), the Selling Holder shall provide written notice (the "Tag Along Notice") of the proposed Sale to BFTC or the Shareholders, as the case may be (the "Tag-Along Offerees") at least 45 days prior to the proposed date of the Sale. The Tag Along Notice shall include:

            (a) The principal terms of the proposed Sale, including the number of shares of KMOC Common Stock to be purchased from the Selling Holder, the percentage such shares represent of the total number of shares of KMOC Common Stock Beneficially Owned (on a fully diluted basis) by the Selling Holder (the "Sale Percentage"), the purchase price and the name and address of the proposed purchaser (the "Tag Along Purchaser"); and

            (b) An offer by the Selling Holder to include, at the option of each Tag Along Offeree, in the Sale to the Tag Along Purchaser such number of shares of KMOC Common Stock (not in any event to exceed the Sale Percentage of the total number of shares of KMOC Common Stock Beneficially Owned, on a fully diluted basis, by such Tag Along Offeree) owned by each Tag Along Offeree, on the same terms and conditions, with respect to each share sold, as the Selling Holder shall sell such of its shares. For purposes of determining the number of shares of KMOC Common Stock that Enterprise Exploration is entitled to sell in the Sale and under this Article V, (i) ownership of the Notes by Enterprise Exploration shall be deemed to be ownership of the KMOC Common Stock underlying such Notes. In addition, the exercise by the Shareholders of tag along rights hereunder in respect of a proposed Sale by BFTC shall be subordinate to the rights of holders of tag along rights granted by BFTC prior to the Effective Date and accordingly, the total number of shares of KMOC Common Stock permitted to be sold by the Shareholders in any Sale by BFTC hereunder shall be calculated following the exercise of any tag-along rights by such parties, but prior to the proposed Sale by BFTC.

            SECTION 5.2. Exercise. Each Tag Along Offeree desiring to accept the offer contained in the Tag Along Notice shall send a written commitment to the Selling Holder specifying the number of shares of KMOC Common Stock (not in any event to exceed the Sale Percentage of the total number of shares of Common Stock Beneficially Owned, on a fully diluted basis, by such Tag Along Offeree) which such Tag Along Offeree desires to have included in the Sale within thirty
(30) days after the effectiveness of the Tag Along Notice (each a "Participating Seller"). Each Tag Along Offeree who has not so accepted such offer shall be deemed to have waived all of its rights with respect to the Sale, and the Selling Holder and the Participating Sellers shall thereafter be free to sell to the Tag Along Purchaser, at a price no greater than the purchase price set forth in the Tag Along Notice and otherwise on terms not more favorable in any material respect to them than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerees. If, prior to consummation, the terms of such proposed Sale shall change with the result that the price shall be greater than the maximum price set forth in the Tag Along Notice or the other terms of such Sale shall be more favorable to a Selling Holder in any material respect than as set forth in the Tag Along Notice, it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Article V separately complied with, in order to consummate such proposed Sale pursuant to this Article V; provided, however, that in the case of such a separate Tag Along Notice, the applicable period referred to in Section 5.1 shall be 20 days and the applicable period referred to above in this Section 5.2 shall be 15 days.

            The acceptance of each Participating Seller shall be irrevocable except as hereinafter provided, and each such Participating Seller shall be bound and obligated to sell in the Sale the number of shares which it specified in its written commitment, on the same terms and conditions specified in the Tag Along Notice. In the event the Selling Holder shall be unable to obtain the inclusion in the Sale of all shares of KMOC Common Stock which the Selling Holder and each Participating Seller desire to have included in the Sale (as evidenced in the case of the Selling Holder by the Tag Along Notice and in the case of each Participating Seller, by its written commitment), the number of shares to be sold in the Sale by the Selling Holder and each Participating Seller shall be reduced on a pro rata basis according to the proportion which the number of shares which each such seller desires to have included in the Sale bears to the total number of shares desired by all such sellers to have included in the Sale.

            If at the end of the ninetieth (90th) day following the date of the effectiveness of the Tag Along Notice, the Selling Holder has not completed the Sale as provided in the foregoing provisions of this Article V, each Participating Seller shall be released from its obligations under its written commitment, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Article V separately complied with, in order to consummate such Sale pursuant to this Article V, unless the failure to complete such Sale resulted from any failure by any Tag Along Offeree to comply in any material respect with the terms of this Article V.

                                   ARTICLE VI.
                               Registration Rights

            SECTION 6.1 Eligible Shares. The Shares shall be subject to the registration rights in this Article VI until (i) a Registration Statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective Registration Statement, (ii) the Shares are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) the Shares have otherwise been transferred and may be resold by such transferee without registration under the Securities Act and without restriction under Rule 144.

            SECTION 6.2 Demand Registration.

            (a) At any time after an Initial Public Offering, the Shareholders collectively shall have the right to make one written request (a "Demand") on the Company to cause the Company to make reasonable efforts to file and cause to be declared effective a Registration Statement on Form S-1 or any other appropriate form under the Securities Act with respect to the Shares; provided, that the expected offering price of the Shares requested to be registered is the greater of at least (i) 25% of the Shareholders' aggregate Beneficial Ownership interest in KMOC (including for purposes of this calculation, the KMOC Common Stock underlying the Notes) or (ii) $25,000,000. This Section 6.2 (a) shall be applicable for so long as the Shares cannot be freely transferred pursuant to Rule 144 under the Securities Act without the imposition of volume, manner of sale and holding period limitations.

            (b) The Demand will set forth the number of Shares proposed to be sold by the Shareholders and the intended method of distribution of such shares.

            (c) If any offering or sale of Common Stock by the Shareholders pursuant to a Registration Statement is not consummated due to any failure by KMOC to perform its obligations under this Agreement or pursuant to Section 6.3(b) hereof, the Shareholders shall not be deemed to have made a Demand in accordance with Section 6.2 (a) above with respect to which such Registration Statement was filed.

            SECTION 6.3 Incidental Registration. If KMOC proposes at any time to register KMOC Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 (or a similar successor form)) with respect to an offering of KMOC Common Stock for its own account or for the account of any of its security holders, it will promptly give written notice thereof to the Shareholders (but in no event less than fifteen days before the anticipated filing date), and offer the Shareholders the opportunity to register such number of Shares as the Shareholders may request. Upon the written request of the Shareholders made within 20 days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by each Shareholder and the intended method of disposition thereof), KMOC will, subject to the terms of this Agreement, use its best efforts to include the Shares which KMOC has been requested to register in such registration.

            (a) If the proposed registration by KMOC is an underwritten Public Offering of KMOC Common Stock, then KMOC will use its best efforts to cause the managing underwriter or underwriters to include the Shares requested to be included by the Shareholders (including Shares to be included on behalf of other Shareholders) among those securities to be distributed by or through such underwriters (on the same terms and conditions as the KMOC Common Stock included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriters, the success of the Public Offering of KMOC Common Stock would be adversely affected by inclusion of the Shares requested to be included, KMOC shall include in such registration the number (if any) of Shares so requested to be included which in the opinion of such managing underwriters can be sold, but (i) only after the inclusion in such registration of KMOC Common Stock being sold by KMOC and (ii) only after the inclusion in such registration of KMOC Common Stock being sold by persons exercising any demand registration rights they may have in respect of KMOC. If, in the opinion of such managing underwriters, some but not all of the Shares requested to be included may be included in such registration, all Shareholders requested to be included therein, and any other holders of KMOC Common Stock that have substantially similar registration rights to the holders of Shares and have requested registration of such shares, shall share pro rata in the number of such shares requested to be included therein based on the number of such shares so requested to be included by such persons.

            (b) If, at any time after giving written notice of its intention to register KMOC Common Stock and prior to the effective date of the registration statement filed in connection with such registration, KMOC shall determine for any reason either not to register, or to delay registration of, such securities, KMOC may, at its election, give written notice of such determination to the Shareholders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration or (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares, for the same period as the delay in registering such other KMOC Common Stock.

            (c) The selection of the underwriters for any such offering shall be at the sole discretion of KMOC.

            (d) KMOC will pay all expenses associated with the registration and sale of the Shares including without limitation legal, accounting, printing and distribution fees and expenses, except for registration fees associated with the Shares and commissions and underwriting discounts payable with respect to the Shares, which shall be paid by the Shareholders.

            SECTION 6.4 Registration Procedures.

            (a) If and whenever KMOC is required by the provisions of Section
6.2 or 6.3 hereof to effect the registration of Shares, KMOC will as promptly as practicable:

                  (1) prepare, file and cause to be declared effective a
            Registration Statement and necessary amendments;

                  (2) furnish copies thereof to the Shareholders before filing;

                  (3) furnish to the Shareholders such number of conformed
            copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Shareholders may reasonably request to facilitate the disposition of the Shares included in such registration by the Shareholders;

                  (4) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions, if applicable, as shall be reasonably appropriate for distribution of the Shares; provided, however, that KMOC shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction where it is not subject to taxation or consent to general service of process in any such jurisdiction where it is not subject to general service of process;

                  (5) advise the Shareholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued;

                  (6) notify the Shareholders upon KMOC's discovery that, or upon the happening of any event as a result of which any prospectus included in any registration statement which includes Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the Shareholders' request prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (7) use its best efforts to cause all such Shares to be listed on each securities exchange or inter-dealer quotation system on which the KMOC Common Stock is then listed or will be listed following the Public Offering, provided that the applicable listing requirements are satisfied.

            (b) If any registration pursuant to Section 6.2 or 6.3 hereof shall be in connection with an underwritten Public Offering and regardless of whether the Shareholders participate in such registration, the Shareholders agree not to, unless agreed to in writing by the managing underwriter or underwriters or KMOC, effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any Shares (other than as part of such underwritten Public Offering) within the period commencing on a date specified by the underwriter, not to exceed 30 days prior to the effective date of such registration statement, and ending on a date specified by the underwriter, not to exceed 180 days after the effective date of such registration statement. The Shareholders agree that KMOC may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 6.4 (b).

            (c) The Shareholders included in such registration agree, that upon receipt of any notice from KMOC of the occurrence of any event of the kind described in Section 6.4(a)(6), it will forthwith discontinue the disposition of Shares pursuant to the registration statement relating to such Shares until its receipt of a supplemented or amended prospectus from KMOC and, if so directed by KMOC, will deliver to KMOC all copies, other than permanent file copies, then in such Shareholders possession, of the prospectus relating to such Shares at the time of receipt of such notice; provided, that if the registration statement is for an underwritten Public Offering, each Shareholder included in such registration will use its best efforts to cause the underwriters of such Public Offering to discontinue the disposition of Shares.

            (d) If any Shares are included in any registration pursuant to this
Article VI, the Shareholders shall agree to take such actions and furnish KMOC with such information regarding itself and relating to the distribution of the Shares as KMOC may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the Shares to be sold to agree in writing with KMOC and the Shareholders included in such registration to provisions with respect to indemnification and contribution that are substantially the same as set forth in Section 6.5 hereof; (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.

            SECTION 6.5 Indemnification.

            (a) Indemnification by KMOC. In the event of any registration of Shares pursuant to Section 6.2 or 6.3, KMOC agrees to indemnify and hold harmless each Shareholder and its directors and officers, employees and agents and each other person, if any, who controls the Shareholders (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) to which such Indemnified Person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements thereon not misleading, provided that KMOC shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by the Shareholders to KMOC specifically for inclusion in the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

            (b) Indemnification by the Shareholders. The Shareholders participating in a registration of shares pursuant to this Article VI agree, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.5(a)), KMOC and its directors and officers and each other person, if any, who controls KMOC within the meaning of the Securities Act if such statement or omission was made solely in reliance upon and in conformity with written information relating to such Shareholder furnished to KMOC by such Shareholder specifically for inclusion in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

            (c) Defense of Claim. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to (or, if requested, shall) assume the defense of such claim, including the employment of counsel and the payment of all expenses, unless a conflict of interest may exist with respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without their prior written consent. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of release from all liability in respect to such claim or litigation. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit any party's right to indemnification or contribution hereunder. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

            (d) Contribution. If the indemnification provided for in Sections 6.5(a) or 6.5(b) hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE VII
                                Preemptive Rights

            SECTION 7.1 Preemptive Rights. Prior to an Initial Public Offering, the Shareholders shall be entitled to participate in all future sales or issuances by KMOC of KMOC Common Stock (or rights to acquire KMOC Common Stock or securities convertible into, or exchangeable for, KMOC Common Stock) to the extent necessary to maintain their respective proportionate fully diluted equity interest in KMOC as that interest exists at the time of such issuance. KMOC will provide the Shareholders with at least 30 days advance written notice of any such proposed sale or issuance (a "Proposed Issuance"), which notice shall contain all relevant information pertaining thereto (including without limitation the identity of the proposed beneficial and record owners of the KMOC Common Stock to be issued or sold and the purchase price per share) and an offer to the Shareholders to participate in the Proposed Issuance (at a price per share and upon terms and conditions no less favorable than those provided to other offerees or purchasers of KMOC Common Stock in the Proposed Issuance) to the extent necessary for the Shareholders to maintain their proportionate fully diluted equity interest in KMOC. At the Shareholders' sole option, the Shareholders may participate in the Proposed Issuance by purchasing the full number of KMOC Common Stock necessary to maintain their respective proportionate fully diluted equity interest or any lesser number thereof. In the event the terms of the Proposed Issuance change, KMOC will provide the Shareholders with a new 20-day advance notice period prior to consummating the transaction contemplated by the Proposed Issuance. All of the Shareholders' rights under this Section 7.1 shall cease at such time as the Shareholders aggregate Beneficial Ownership percentage of KMOC Voting Securities (including for purposes of this calculation, the KMOC Common Stock underlying the Notes) is less than five percent. These preemptive rights shall not apply to the following sales or issuances (i) pursuant to an employee stock option plan, stock purchase plan or similar benefit program, agreement or sale or issuance to directors, employees or consultants which sales or issuances do not exceed in the aggregate 15%, on a fully diluted basis, of the then outstanding capitalization of KMOC;
(ii) as consideration for the acquisition by KMOC or any of its affiliates of all or a part of another business or the merger of any business entity with or into KMOC or any of its affiliates; (iii) in connection with the exercise of the conversion rights granted pursuant to Section 2.6 of the Acquisition Agreement, dated as of December 16, 1996, between Chelsea Corporation, R.H. Smith International Corporation and Ural Petroleum Corporation; (iv) the issuance of shares of KMOC Common Stock pursuant to the Senior Financing for purposes of (x) the exercise of the warrants pursuant to Senior Financing (the "Warrants"), (y) the issuance of additional warrants pursuant to the warrant adjustment mechanism applicable thereto or (z) paying interest on the notes issued pursuant to the Senior Financing.

                                  ARTICLE VIII.
           Board Representation; Voting Covenants; Management Nominees

            SECTION 8.1 Enterprise Nominees.

            (a) So long as the Shareholders hold an aggregate Beneficial Ownership interest on a fully diluted basis in KMOC equal to or greater than 10% (including for purposes of this calculation, the KMOC Common Stock underlying the Notes but excluding the stock options granted under KMOC's management/employee stock option plan), KMOC and BFTC shall exercise all authority under applicable law to cause any slate of directors presented to the shareholders for election to the KMOC Board to consist of such nominees that if elected, would result in the KMOC Board consisting of one director nominated jointly by the Shareholders (an "Enterprise Director").

            (b) Subject to Section 8.1(a), in the event that the Shareholders hold an aggregate Beneficial Ownership interest on a fully diluted basis in KMOC equal to or greater than 20% (including for purposes of this calculation, the KMOC Common Stock underlying the Notes), KMOC and BFTC shall exercise all authority under applicable law to cause any slate of directors presented to the shareholders for election to the KMOC Board to consist of such nominees that if elected, would result in the KMOC Board consisting of two Enterprise Directors.

            (c) KMOC reserves the right to reject a request for inclusion of any candidate jointly nominated by the Shareholders if in the opinion of a majority of the KMOC Board (excluding any Directors nominated by the Shareholders) the appointment of such individual would not be in the best interest of KMOC. In such event, the Shareholders will be promptly notified of such rejection and the Shareholders shall have the right to jointly propose another nominee.

            SECTION 8.2 Removal of Enterprise Directors.

            (a) No Enterprise Director may be removed without the consent of the Shareholders, provided, however, that the Shareholders agree to immediately remove an Enterprise Director for cause as determined in good faith by unanimous decision of all directors, other than the Enterprise Director(s).

            (b) If at any time the Shareholders aggregate percentage equity ownership in KMOC decreases to a point at which the number of Enterprise nominees entitled to be nominated to the KMOC Board in accordance with Section
8.1 in an election of directors presented to the shareholders would decrease, within 10 days thereafter, the Shareholders shall cause a sufficient number of Enterprise Directors to resign from the KMOC Board so that the number of Enterprise Directors on the KMOC Board after such resignation(s) equals the number of Enterprise nominees that the Shareholders would have been entitled to designate had an election of directors taken place at such time. Any vacancy on the KMOC Board created by the resignation of such Enterprise Director(s) shall be filled in accordance with KMOC's Bylaws and

Charter.

            SECTION 8.3 Replacement of an Enterprise Director. In the event that an Enterprise Director shall cease to serve for reasons other than as a result of removal pursuant to Section 8.2(b), the Shareholders shall have the right to nominate a successor Enterprise Director; provided, however, that no director removed for cause shall be renominated or reelected. KMOC shall, upon receipt of notice identifying such nominee, promptly take all action necessary to cause the appointment of such nominee to the KMOC Board in accordance with KMOC's Bylaws and Charter.

            SECTION 8.4 Voting Shares. During the period commencing from the date hereof and ending on the later to occur of (i) the sixth anniversary of the Effective Date or (ii) the date of an initial Public Offering, each Shareholder agrees to cause all Shares held by it to be present for quorum, whether by issuance of a proxy or otherwise, and other purposes at all shareholder meetings of KMOC and to vote all Shares held by it in favor of any director nomination recommended by the KMOC Board for approval by shareholders of KMOC, provided that the obligations of BFTC and KMOC under Section 8.1 above are being fulfilled by such parties.

            SECTION 8.5 KMOC Management. So long as the Shareholders hold an aggregate Beneficial Ownership interest on a fully diluted basis in KMOC equal to or greater than 10% (including for purposes of this calculation, the KMOC Common Stock underlying the Notes), the Shareholders shall have the right to jointly offer candidates for any KMOC management position for consideration by KMOC.

                                   ARTICLE IX.
                                   Termination

            SECTION 9.1 Termination. Except with respect to Sections of this Agreement which shall terminate on an earlier date as expressly provided herein, this Agreement shall automatically terminate, with respect to each Shareholder, on the date such Shareholder no longer Beneficially Owns any Shares or Notes; provided, however, that the provisions of Section 6.5 and 10.8 shall survive the termination of this Agreement with respect to each Shareholder party hereto.

                                   ARTICLE X.
                                  Miscellaneous

            SECTION 10.1 Effectiveness; Termination of Original Shareholders Agreement.

            (a) This Agreement shall be effective as of the Effective Date.

            (b) The parties hereto agree and acknowledge that as of the Effective Date, the Original Shareholder Agreement shall terminate.

            SECTION 10.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by nationally recognized courier service, by facsimile transmission, receipt confirmed or certified mail (postage prepaid, return receipt requested, if available):

            If to KMOC, to:

                 Khanty Mansiysk Oil Corporation
                 152 W. 57th Street, 29th Floor
                 New York, New York 10019
                 Attention: John B. Fitzgibbons

                 Phone: (212) 245-5544
                 Fax: (212) 245-1932

            with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 919 Third Avenue
                 New York, New York 10022
                 Attention: Eric L. Cochran
                 Phone: (212) 735-3000
                 Fax: (212) 735-2000

            If to the Shareholders to:

                 Enterprise Oil Exploration Ltd.
                 c/o Enterprise Oil Plc
                 Grand Buildings
                 Trafalgar Square
                 London, WC2N 5EJ
                 England
                 Attention: Director of Corporate Development
                 Phone: (44-171) 925-4000
                 Fax: (44-171) 925-4321

                 Enterprise Oil Overseas Holdings Ltd.
                 c/o Enterprise Oil Plc
                 Grand Buildings
                 Trafalgar Square
                 London, WC2N 5EJ
                 England
                 Attention: Director of Corporate Development
                 Phone: (44-171) 925-4000
                 Fax: (44-171) 925-4321

Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 10.2 (or in accordance with the latest unrevoked written direction from such party), (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 10.2 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received or (C) if by certified mail, upon mailing.

            SECTION 10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", unless otherwise expressly indicated.

            SECTION 10.4 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            SECTION 10.5 Counterparts. This Agreement may be executed in four counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

            SECTION 10.6 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Purchase Agreement, the Note Purchase Agreement, and the Service Agreement, including any duly executed amendments thereto, (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties to such agreements with respect to the subject matter hereof and thereof (b) this Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

            SECTION 10.7 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

            SECTION 10.8 Governing Law; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 10.9 Amendments; Waivers.

            (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 10.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

            SECTION 10.11 Consolidated Shareholder Agreement. Each Shareholder hereby agrees, if requested by KMOC (without right to demand additional compensation in connection therewith), to enter into a consolidated shareholder agreement, which agreement shall replace this Shareholders Agreement and be on terms no less favorable to such Shareholder than this Shareholders Agreement. The consolidated shareholder agreement would consolidate all existing shareholder agreements between KMOC and its shareholders and bind subsequent shareholders.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.


                 KHANTY MANSIYSK OIL CORPORATION


                 By:____________________________
                    Name: John B. Fitzgibbons
                    Title: Chief Executive Officer

                 BRUNSWICK FITZGIBBONS TRUST LLC

                 By:__________________________
                    Name:
                    Title:

                 ENTERPRISE OIL EXPLORATION LTD

                 By:___________________________
                    Name:
                    Title:

                 ENTERPRISE OIL OVERSEAS HOLDINGS LTD

                 By:____________________________
                    Name:
                    Title:

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                   ARTICLE I.
                                   Definitions

SECTION 1.1      Definitions                                                  2

                                   ARTICLE II.
                               Third Party Offers

SECTION 2.1      Third Party Offers                                           5

                                  ARTICLE III.
                              Transfer Restrictions

SECTION 3.1      Restrictions                                                 5
SECTION 3.2      KMOC Right of First Offer.                                   6
SECTION 3.3      Legend.                                                      7
SECTION 3.4      Compliance with Applicable Law                               7
SECTION 3.5      Effect                                                       7

                                   ARTICLE IV.
                                Drag Along Rights

SECTION 4.1.     Drag Along                                                   7
SECTION 4.2.     Procedure                                                    8
SECTION 4.3.     Enterprise Exploration Conversion Rights                     8

                                   ARTICLE V.
                                Tag Along Rights

SECTION 5.1      Tag Along Offer                                              8
SECTION 5.2      Exercise                                                     8

                                   ARTICLE VI.
                               Registration Rights

SECTION 6.1      Eligible Shares                                              9
SECTION 6.2      Demand Registration                                         10
SECTION 6.3      Incidental Registration                                     10
SECTION 6.4      Registration Procedures                                     10
SECTION 6.5      Indemnification.                                            12

                                  ARTICLE VII.
                                Preemptive Rights

SECTION 7.1      Preemptive Rights                                           13

                                  ARTICLE VIII.
          Board Representatives; Voting Covenants; Management Nominees

SECTION 8.1      Enterprise Nominees                                         13
SECTION 8.2      Removal of Enterprise Directors                             14
SECTION 8.3      Replacement of an Enterprise Director                       14

SECTION 8.4      Voting Shares                                               14
SECTION 8.5      KMOC Management                                             14

                                   ARTICLE IX.
                                   Termination

SECTION 9.1      Termination                                                 14

                                   ARTICLE X.
                                  Miscellaneous

SECTION 10.1     Effectiveness; Termination of Original Shareholders
                 Agreement                                                   15
SECTION 10.2     Notices                                                     15
SECTION 10.3     Interpretation.                                             16
SECTION 10.4     Severability                                                16
SECTION 10.5     Counterparts                                                16
SECTION 10.6     Entire Agreement; No Third Party Beneficiaries              16
SECTION 10.7     Further Assurances.                                         16
SECTION 10.8     Governing Law; Equitable Remedies                           16
SECTION 10.9     Amendments; Waivers                                         16
SECTION 10.10    Assignment                                                  16
SECTION 10.11    Consolidated Shareholder Agreeement                         17


20